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                                                                    EXHIBIT 23.2


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


Constellation 3D, Inc.
New York, New York

We hereby consent to the inclusion in the Prospectus constituting a part of the Registration Statement on Form S-1 of our report dated February 22, 2000 (except for Note 11 which is as of March 24, 2000), relating to the consolidated financial statements and schedule of Constellation 3D, Inc. and its subsidiaries, which is contained in the prospectus.

We also consent to the reference to us under the caption "Experts" in the Prospectus.

/s/ BDO International
-------------------------
BDO International
Tel-Aviv, Israel
October 20, 2000